Exhibit 5.1

February 11, 2020

OpGen, Inc. 708 Quince Orchard Road Suite 205 Gaithersburg, Maryland 20878

RE: OpGen, Inc. At-the-Market Offering

Ladies and Gentlemen:

We have acted as counsel to OpGen, Inc., a Delaware corporation (the “Company”), and are rendering this opinion in connection with the preparation and filing of a prospectus supplement, dated February 11, 2020 (the “Prospectus Supplement”), relating to the offering by the Company of up to an aggregate of $4,200,000 of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which Shares are registered under the Registration Statement on Form S-3 (File No. 333-236106) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 28, 2020, and declared effective on February 7, 2020.

The Shares are to be sold by the Company pursuant to an At-the-Market Offering Agreement, dated February 11, 2020 (the “Offering Agreement”), entered into by and between the Company and H.C. Wainwright & Co., LLC, as sales agent, a copy of which has been filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Certificate of Correction to the Amended and Restated Certificate of Incorporation; (iii) the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock; (iv) the Amended and Restated Bylaws of the Company; (v) the Registration Statement and the exhibits thereto; (vi) the prospectus dated February 7, 2019, which forms a part of and is included in the Registration Statement; (vii) the Prospectus Supplement; (viii) the Offering Agreement; (ix) such other corporate records, agreements, documents and instruments; and (x) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

OpGen, Inc.

February 11, 2020

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Offering Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock.

We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference in the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Ballard Spahr LLP